Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-130294 on Form S-3 and Registration Statement No. 333-33270 on Form S-8 of CECO Environmental Corp. of our report dated March 27, 2007, relating to the financial statements of Effox, Inc. as of and for the year ended December 31, 2006, which is included in this Current Report on Form 8-K/A of CECO Environmental Corp.

/s/ Greenwalt Sponsel & Co., Inc.

Indianapolis, Indiana

April 5, 2007